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                                                                   EXHIBIT 23.4


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated February 21, 1997 included herein and to all references to our Firm included in this Registration Statement.




                                                ARTHUR ANDERSEN LLP

                                                /s/ ARTHUR ANDERSEN LLP



Houston, Texas
August 20, 1999